Exhibit 4.1

Exhibit 4.1 ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# COMMON SHARES PAR VALUE $0.01 COMMON SHARES THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX Certificate Number ZQ00000000 Shares TRITON INTERNATIONAL LIMITED INCORPORATED UNDER THE LAWS OF BERMUDA THIS CERTIFIES THAT MR. SAMPLE & MRS SAMPLE & MR. SAMPLE & MRS. SAMPLE CUSIP G9078F 10 7 SEE REVERSE FOR CERTAIN DEFINITIONS is the owner of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO*** FULLY PAID COMMON SHARES OF, $0.01 PAR VALUE OF TRITON INTERNATIONAL LIMITED transferable on the books of the Company by the holder hereof in accordance with the Memorandum of Association and Bye-laws of the Company. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. Chairman and CEO DATED DD-MMM-YYYY COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR. BY AUTHORIZED SIGNATURE 1234567 Triton International Limited PO BOX 43004, Providence, RI 02943-3004 MR. A. SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 CUSIP XXXXXX,XX X Holder ID XXXXXXXXXX Insurance Value 1,000,000.00 Number of shares 123456 DTC 12345678 123456789012345 Certificate Numbers Num/No. Denom. Total 1234567890/1234567890 1 1 1 1234567890/1234567890 2 2 2 1234567890/1234567890 3 3 3 1234567890/1234567890 4 4 4 1234567890/1234567890 5 5 5 1234567890/1234567890 6 6 6 Total transaction 7

TRITON INTERNATIONAL LIMITED THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM as tenants in common UNIF GIFT MIN ACT (Cust) Custodian (Minor) TEN ENT as tenants by entireties under Uniform Gifts to Minors Act (State) JT TEN as joint tenants with right of survivorship and not as tenants in common UNIF TRF MIN ACT (Cust) Custodian (until age) (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Shares to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated: 20 Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GURANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15. SECURITY INSTRUCTIONS THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTHING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. The IRS requires that the named transfer agent (we) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis. If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.